UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019 (August 2, 2019)

FC Global Realty Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 North Hayden Road, Suite 235, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

480-530-3495
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.01	Change in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On August 2, 2019, FC Global Realty Incorporated (the “Company”) dismissed Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) as the Company’s independent registered public accounting firm, which was approved by the Audit Committee of the Company’s Board of Directors.

The decision to change the Company’s independent registered public accounting firm was made in connection with the Company’s recent transaction with Gadsden Growth Properties, Inc. (“Gadsden”), whereby the Company acquired substantially all of the assets of Gadsden in exchange for which Gadsden acquired a controlling interest in the Company. For accounting purposes, Gadsden is deemed to be the acquiring company in this transaction. Therefore, the Audit Committee determined to dismiss Grant Thornton Israel and engage Friedman LLP’s accounting firm.

The audit reports of Grant Thornton Israel on the consolidated financial statements of the Company for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Grant Thornton Israel’s report, dated April 1 2019, on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017 included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2018 and 2017 and during the subsequent interim period through August 8, 2019, there were no disagreements with Grant Thornton Israel on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton Israel to make reference to the subject matter of the disagreement in connection with its reports.

During the Company’s two most recent fiscal years ended December 31, 2018 and 2017 and during the subsequent interim period through August 8, 2019, the Company identified the following matters which are “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K:

•	As of December 31, 2017, management discovered significant deficiencies in certain internal controls were not performing as expected due to a reduction in the size of the Company’s accounting staff that required staff members to assume additional duties;

•	In addition, as of December 31, 2017, during its re-evaluation of the effectiveness of internal control over financial reporting in connection with the Amendment to its Annual Report on Form 10-K for the year ended December 31, 2017, management identified a material weakness associated with the identification and valuation of select assets acquired in 2017, due to reliance on a third-party valuation report that had misstatements as to specific property details that were the analysis drivers for the price per square foot and ultimate valuation of certain assets acquired in that year; and

•	As of December 31, 2018, the Company reported a material weakness in its internal control over financial reporting associated with a lack of sufficient internal controls (including IT and general controls) that encompass the Company as a whole with respect to entity and transactions level controls in order to ensure complete documentation of complex and non-routine transactions and adequate financial reporting.

The Company provided Grant Thornton Israel with a copy of the foregoing disclosures and requested it to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Grant Thornton Israel agrees with the statements made by the Company in the Report. A copy of the letter has been filed as Exhibit 16.1 to this Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On August 2, 2019, the Company engaged Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, which was approved by the Audit Committee of the Company’s Board of Directors.

During the Company’s two most recent fiscal years ended December 31, 2018 and 2017 and during the subsequent interim period from January 1, 2019 through June 19, 2019, neither the Company nor anyone on its behalf has consulted with Friedman LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Friedman LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are defined in Regulation S-K Item 304(a)(1)(iv) and (v), respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
16.1	Letter from Fahn Kanne & Co. Grant Thornton Israel to the Securities and Exchange Commission, dated August 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2019	FC GLOBAL REALTY INCOPRORATED

/s/ John Hartman
Name: John Hartman
Title: Chief Executive Officer